UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2004

Discover Card Master Trust I

(Exact name of registrant as specified in its charter)

Delaware	0-23108	51-0020270

(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

c/o Discover Bank 12 Read’s Way New Castle, Delaware	19720

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (302) 323-7434

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

     Series 2004-1. On October 29, 2004, the registrant made available to investors a prospectus supplement, dated October 26, 2004, and prospectus, dated October 26, 2004, with respect to the issuance of $1,250,000,000 aggregate principal amount of Series 2004-1 Floating Rate Class A Credit Card Pass-Through Certificates and $69,790,000 aggregate principal amount of Series 2004-1 Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, pursuant to the Amended and Restated Pooling and Servicing Agreement, to be dated as of November 3, 2004, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee, as amended, and the Series Supplement for Series 2004-1, to be dated as of November 3, 2004, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee. A copy of the prospectus and prospectus supplement is attached as Exhibit 99.

Item 9.01.    Exhibits

Exhibit No.	Description

Exhibit 99	Prospectus, dated October 26, 2004, and Prospectus Supplement, dated October 26, 2004, with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2004-1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Card Master Trust I (Registrant) By: Discover Bank (Originator of the Trust)
Date: October 29, 2004	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Accounting Officer and Treasurer

INDEX TO EXHIBITS

Exhibit	Description	Page
99	Prospectus, dated October 26, 2004, and Prospectus Supplement, dated October 26, 2004, with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2004-1.